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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors


Consumer Portfolio Services, Inc:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-58199, 333-35758, 333-75594 and 333-115622) of Consumer Portfolio
Services, Inc. on Form S-8 of Consumer Portfolio Services, Inc., of our report dated February 24, 2006, appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2005.



/s/ MCGLADREY & PULLEN LLP


Irvine, California

March 9, 2006


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